                                                                    Exhibit 10.4

================================================================================

                         PR MARYLANDER LLC, as mortgagor
                                                       (Grantor)

                                       to

                              JOSEPH M. ZABLOTSKI,
                                                       (Trustee)

                               for the benefit of

               GMAC COMMERCIAL MORTGAGE CORPORATION, as mortgagee

                                                       (Beneficiary)


                       -----------------------------------

                           INDEMNITY DEED OF TRUST AND
                               SECURITY AGREEMENT

                      Principal Sum Secured: $12,300,000.00
                       -----------------------------------

                                    Dated:    April 13, 1999

                                    Location: The Marylander Apartments
                                              3501 St. Paul Street
                                              Baltimore, MD 21218





                               PREPARED BY AND UPON
                               RECORDATION RETURN TO:
                               Sills Cummis Radin Tischman Epstein & Gross, P.A. One Riverfront Plaza
                               Newark, New Jersey 07102-5400
                               Attention: Robert Hempstead, Esq.

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Article 1 - GRANTS OF SECURITY                                                 1
        Section 1.1  Property Mortgaged                                        1
        Section 1.2  Assignment of Leases and Rents.                           4
        Section 1.3  Security Agreement.                                       4
        Section 1.4  Pledge of Monies Held.                                    4

Article 2 - DEBT AND OBLIGATIONS SECURED                                       5
        Section 2.1  Debt.                                                     5
        Section 2.2  Other Obligations.                                        5
        Section 2.3  Debt and Other Obligations.                               5

Article 3 - GRANTOR COVENANTS                                                  5
        Section 3.1  Payment Under Guaranty.                                   5
        Section 3.2  Incorporation by Reference.                               5
        Section 3.3  Insurance.                                                6
        Section 3.4  Payment of Taxes, Etc.                                    9
        Section 3.5  Escrow Fund.                                             10
        Section 3.7  Leases and Rents.                                        11
        Section 3.8  Maintenance of Property.                                 12
        Section 3.9  Waste.                                                   13
        Section 3.10 Compliance With Laws.                                    13
        Section 3.11 Books and Records.                                       14
        Section 3.12 Payment For Labor and Materials.                         15
        Section 3.13 Performance of Other Agreements.                         15
        Section 3.14 Change of Name, Identity or Structure.                   15
        Section 3.15 Existence.                                               16

Article 4 - SPECIAL COVENANTS                                                 16
        Section 4.1  Property Use.                                            16
        Section 4.2  ERISA.                                                   16
        Section 4.3  Single Purpose Entity.                                   16
        Section 4.4  Restoration After Casualty/Condemnation.                 19

Article 5 - REPRESENTATIONS AND WARRANTIES                                    24
        Section 5.1  Warranty of Title.                                       24
        Section 5.2  Authority.                                               24
        Section 5.3  Legal Status and Authority.                              24
        Section 5.4  Validity of Documents.                                   24
        Section 5.5  Litigation.                                              25
        Section 5.6  Status of Property.                                      25
        Section 5.7  No Foreign Person.                                       26
        Section 5.8  Separate Tax Lot.                                        26
        Section 5.9  ERISA Compliance.                                        26
        Section 5.10 Leases.                                                  27
        Section 5.11 Financial Condition.                                     27
        Section 5.12 Business Purposes.                                       28
        Section 5.13 Taxes.                                                   28
        Section 5.14 Mailing Address.                                         28
        Section 5.15 No Change in Facts or Circumstances.                     28
        Section 5.16 Disclosure.                                              28
        Section 5.17 Third Party Representations.                             28
        Section 5.18 Illegal Activity.                                        28
        Section 5.19 FUNB Line of Credit.                                     28

Article 6 - DEBTOR/CREDITOR RELATIONSHIP                                      29
        Section 6.1  Relationship of Grantor and Beneficiary.                 29
        Section 6.2  Servicing of the Loan.                                   29

Article 7 - FURTHER ASSURANCES                                                29
        Section 7.1  Recording of Security Instrument, Etc.                   29
        Section 7.2  Further Acts, Etc.                                       29
        Section 7.3  Intentionally Deleted.                                   30
        Section 7.4  Estoppel Certificates.                                   30
        Section 7.5  Flood Insurance.                                         31
        Section 7.6  Splitting of Security Instrument.                        31
        Section 7.7  Replacement Documents.                                   31
        Section 7.8  Amended Financing Statements.                            31

Article 8 - DUE ON SALE/ENCUMBRANCE                                           31
        Section 8.1  Beneficiary Reliance                                     31
        Section 8.2  No Sale/Encumbrance.                                     32
        Section 8.3  Sale/Encumbrance Defined.                                32
        Section 8.4  Beneficiary's Rights.                                    33
        Section 8.5  Right To Substitute Property.                            34

Article 9 - INTENTIONALLY DELETED                                             34

Article 10 - DEFAULT                                                          34
        Section 10.1  Events of Default.                                      34

Article 11 - RIGHTS AND REMEDIES                                              35
        Section 11.1  Remedies.                                               35
        Section 11.2  Application of Proceeds.                                39
        Section 11.3  Right to Cure Defaults.                                 39
        Section 11.4  Actions and Proceedings.                                39
        Section 11.5  Recovery of Sums Required To Be Paid.                   40
        Section 11.6  Examination of Books and Records.                       40
        Section 11.7  Other Rights, Etc.                                      40
        Section 11.8  Right to Release Any Portion of the Property.           41
        Section 11.9  Violation of Laws.                                      41
        Section 11.10 Recourse and Choice of Remedies                         41
        Section 11.11 Right of Entry.                                         41

Article 12 - ENVIRONMENTAL HAZARDS                                            42
        Section 12.1  Environmental Representations and Warranties.           42
        Section 12.2  Environmental Covenants.                                43
        Section 12.3  Beneficiary's Rights.                                   44

Article 13 - INDEMNIFICATION                                                  45
        Section 13.1  General Indemnification.                                45
        Section 13.2  Mortgage and/or Intangible Tax.                         46
        Section 13.3  ERISA Indemnification.                                  46
        Section 13.4  Environmental Indemnification.                          46
        Section 13.5  Duty to Defend; Attorneys' Fees and Other Fees
                      and Expenses.                                           47

Article 14 - WAIVERS                                                          48
        Section 14.1  Waiver of Counterclaim.                                 48
        Section 14.2  Marshalling and Other Matters.                          48
        Section 14.3  Waiver of Notice.                                       48
        Section 14.4  Waiver of Statute of Limitations.                       48
        Section 14.5  Sole Discretion of Beneficiary.                         48
        Section 14.6  Survival.                                               48
        Section 14.7  Waiver of Trial By Jury.                                49

Article 15 - EXCULPATION                                                      49
        Section 15.1  Exculpation.                                            49
        Section 15.2  Reservation of Certain Rights.                          50
        Section 15.3  Exceptions to Exculpation.                              50
        Section 15.4  Recourse.                                               50
        Section 15.5  Bankruptcy Claims.                                      51

Article 16 - NOTICES                                                          51
        Section 16.1  Notices.                                                51

Article 17 - APPLICABLE LAW                                                   52
        Section 17.1  Choice of Law.                                          52
        Section 17.2  Usury Laws.                                             52
        Section 17.3  Provisions Subject to Applicable Law.                   53
        Section 17.4  Inapplicable Provision.                                 53

Article 18 - SECONDARY MARKET                                                 53
        Section 18.1  Dissemination of Information.                           53

Article 19 - COSTS                                                            54
        Section 19.1  Performance at Grantor's Expense.                       54
        Section 19.2  Attorney's Fees for Enforcement.                        54

Article 20 - DEFINITIONS                                                      55
        Section 20.1  General Definitions.                                    55
        Section 20.2  Headings, Etc.                                          55

Article 21 - MISCELLANEOUS PROVISIONS                                         55
        Section 21.1  No Oral Change.                                         55
        Section 21.2  Liability.                                              55
        Section 21.3  Duplicate Originals; Counterparts.                      55
        Section 21.4  Number and Gender.                                      56
        Section 21.5  Subrogation.                                            56
        Section 21.6  Entire Agreement.                                       56

Article 22 - TRUSTEE PROVISIONS                                               56
        Section 22.1  The Trustee.                                            56

Exhibits -

         Exhibit A - Description of Land


Definitions

The terms set forth below are defined in the following Sections of this Security
Instrument:

a.       ADA:  Subsection 3.10(a);
b.       Applicable Law:  Subsection 3.10(a);
c.       Attorneys' Fees/Counsel Fees:  Section 20.1, 20.1;
d.       Bankruptcy Code:  Subsection 1.1(f);
e.       Grantor:  Preamble;
f.       Business Day:  Section 16.1;
g.       Casualty Consultant:  Subsection 4.4(b)(iii);
h.       Casualty Retainage:  Subsection 4.4(b)(iii);
i.       Collateral:  Section 1.3;
j.       Debt:  Section 2.1;
k.       Default Rate:  Section 10.3;
l.       Environmental Indemnity:  Subsection 10.1(c);
m.       Environmental Law:  Section 12.1;
n.       Environmental Liens:  Section 12.2;
o.       Environmental Report:  Section 12.1;
p.       ERISA:  Subsection 4.2(a);
q.       Escrow Fund:  Section 3.5;
r.       Event:  Section 19.1;
s.       Event of Default:  Section 10.1;
t.       Exculpated Parties:  Section 15.1;
u.       Force Majeure:  Subsection 4.4(b);
v.       Guarantor:  Section 5.5;
w.       Hazardous Substances:  Section 12.1;
x.       Improvements:  Subsection 1.1(c);
y.       Indemnified Parties:  Section 13.1;
z.       Indemnitor:  Subsection 10.1(c);
aa.      Independent Director:  Subsection 4.3(c);
ab.      Insurance Premiums:  Subsection 3.3(b);
ac.      Investor:  Section 18.1;
ad.      Land:  Subsection 1.1(a);
ae.      Lease Guaranty:  Subsection 3.7(a);
af.      Leases:  Subsection 1.1(f);
ag.      Beneficiary:  Preamble;
ah.      Loan Application:  Section 5.15;

ai.      Losses:  Section 13.1;
aj.      Net Proceeds:  Subsection 4.4(b);
ak.      Net Proceeds Deficiency:  Subsection 4.4(b)(v);
al.      Note:  Recitals;
am.      Obligations:  Section 2.3;
an.      Other Charges:  Subsection 3.4(a);
ao.      Other Obligations:  Section 2.2;
ap.      Other Security Documents:  Section 3.2;
aq.      Participations:  18.1;
ar.      Permitted Exceptions:  Section 5.1;
as.      Person:  Section 20.1;
at.      Personal Property:  Subsection 1.1(e);
au.      Policies/Policy:  Subsection 3.3(b), 3.3(b);
av.      Property:  Section 1.1;
aw.      Qualified Insurer:  Subsection 3.3(b);
ax.      Rating Agency:  Subsection 3.3(b);
ay.      Registrar:  Section 18.2;
az.      Release:  Section 12.1;
ba.      Remediation:  Section 12.1;
bb.      Rents:  Subsection 1.1(f);
bc.      Restoration:  Subsection 3.3(d);
bd.      Securities:  Section 18.1;
be.      Securitization:  Section 18.1;
bf.      Security Instrument:  Preamble;
bg.      Servicer:  Section 6.2;
bh.      SPE Member:  Subsection 4.3(b);
bi.      Taxes:  Subsection 3.4(a); and
bj.      Uniform Commercial Code:  Subsection 1.1(e).

                                           Principal Sum Secured: $12,300,000.00


                   THIS INDEMNITY DEED OF TRUST AND SECURITY AGREEMENT (the "Security Instrument") is made as of the 13th day of April, 1999, by PR MARYLANDER LLC, a Delaware limited liability company, having its principal place of business at The Bellevue, Suite 300, 200 South Broad Street, Philadelphia, Pennsylvania 19102, as mortgagor ("Grantor"), to JOSEPH M. ZABLOTSKI, a Maryland resident, having an address c/o Commonwealth Land Title Insurance Company, 31 Light Street, Suite 500, Baltimore, Maryland 21202 ("Trustee"), for the benefit of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 650 Dresher Road, Horsham, Pennsylvania 19044-8015, as beneficiary ("Beneficiary").

                                    RECITALS:

                   Simultaneously herewith, Beneficiary has made a $12,300,000 loan (the "Loan") to PR Marylander Note, LLC, a Delaware limited liability company ("Borrower"). The Loan is evidenced by the Borrower's Promissory Note of even date herewith payable to the order of Beneficiary in the principal amount of the Loan (which Promissory Note, together with any replacements or substitutions therefor, and as such Promissory Note or any replacement or substitution therefor may from time to time be extended, renewed, amended, restated, supplemented or otherwise modified, is herein called the "Note"). The payment of the Loan and the Note with interest and the performance of the Other Security Documents are guaranteed by Grantor pursuant to the provisions of a Guaranty dated the date hereof from Grantor to Beneficiary (which Guaranty, as the same may from time to time be amended, restated, supplemented or otherwise modified, is herein called the "Guaranty").

                   The obligations of Grantor under the Guaranty are contingent and arise only after a default or an event of default has occurred under the Note and demand for payment has been made under the Guaranty.

                   As a condition precedent to the making of the Loan to the Borrower, Beneficiary has required that Grantor, by the execution and delivery of this Security Instrument, secure the full and punctual payment of the Debt and the Obligations, and the performance of the Guaranty, this Security Instrument and the Other Security Instruments.

                 GRANTOR IS NOT PRIMARILY LIABLE UNDER THE NOTE

                          Article - GRANTS OF SECURITY

                   Section . Property Mortgaged. Grantor does hereby irrevocably
(i) mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Beneficiary and to its successors and assigns with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Beneficiary, and (ii) grant a security interest to Beneficiary and to its successors and assigns with power of sale, in accordance with the terms and conditions hereof, for the use and benefit of Beneficiary, in, the following property, rights, interests and estates now owned, or hereafter acquired by Grantor (collectively, the "Property"):

          () Land. The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

          () Additional Land. All additional lands, estates and development rights hereafter acquired by Grantor for use in connection with the Land and the development of the Land that may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

          () Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

          () Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

          () Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Land or the Improvements, or appurtenant thereto, and used in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Grantor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

         () Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of all or any part of the Land or the Improvements heretofore or hereafter entered into whether before or after the filing by or against Grantor of any petition for relief under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"), as the same may be amended from time to time (the "Leases") and all right, title and interest of Grantor, its successors and assigns therein and thereunder, including, without limitation, all guarantees, letters of credit and any other credit support given by any guarantor in connection therewith, cash or securities deposited under the Leases to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

          () Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

          () Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property;

          () Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of Tax certiorari or any applications or proceedings for reduction;

          () Rights. The right, in the name and on behalf of Grantor, to commence any action or proceeding to protect the interest of Beneficiary in the Property and while an Event of Default (defined in Section 10.1) remains uncured, to appear in and defend any action or proceeding brought with respect to the Property;

          () Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Grantor therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Grantor thereunder;

          () Intangibles. All accounts, escrows, chattel paper, claims, deposits, trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles specific to or used in connection with the operation of the Property, if any; and

          () Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

          () Other Rights. Any and all other rights of Grantor in and to the items set forth in Subsections (a) through (m) above.

                    Section . Assignment of Leases and Rents. Grantor hereby absolutely and unconditionally assigns to Beneficiary Grantor's right, title and interest in and to all current and future Leases and Rents; it being intended by Grantor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.7, Beneficiary grants to Grantor a revocable license to collect and receive the Rents. Grantor shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

                    Section . Security Agreement. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Property. By executing and delivering this Security Instrument, Grantor hereby grants to Beneficiary, as security for the Obligations (defined in Section 2.3), a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code, the "Collateral").

                    Section . Pledge of Monies Held. Grantor hereby pledges to Beneficiary, and grants to Beneficiary a security interest in, any and all monies now or hereafter held by Beneficiary, including, without limitation, any sums deposited in the Escrow Fund (defined in Section 3.5) and the Net Proceeds (defined in Section 4.4), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

                               CONDITIONS TO GRANT

                   TO HAVE AND TO HOLD the above granted and described Property unto the Trustee and its successors and assigns, in trust with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Beneficiary, and the successors and assigns of Beneficiary, forever;

                   PROVIDED, HOWEVER, these presents are upon the express condition that, if Grantor shall perform its obligations under the Guaranty at the time and in the manner provided in the Guaranty and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Guaranty, these presents and the estate hereby granted shall cease, terminate and be void.


                     Article - DEBT AND OBLIGATIONS SECURED

                    Section . Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment of all amounts that become due under the Guaranty and the performance of all covenants and obligations under the Guaranty (collectively, the "Debt").

                    Section . Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "Other Obligations"):

          () the performance of all Other Obligations of Grantor contained herein;

          () the performance of each obligation of Grantor contained in any other agreement given by Grantor to Beneficiary which is for the purpose of further securing the obligations secured hereby, and among amendments, modifications and changes thereto; and

          () the performance of each obligation of Grantor and any Guarantor contained in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all or any part of the Note, this Security Instrument or the Other Security Documents.

                    Section . Debt and Other Obligations. Grantor's obligations for the Guaranty and the performance of the Other Obligations shall be referred to collectively below as the "Obligations."

                           Article - GRANTOR COVENANTS

                    Grantor covenants and agrees with Trustee and Beneficiary that:

                    Section . Payment Under Guaranty. Grantor will pay all amounts due under the Guaranty at the time and in the manner provided in the Guaranty and in this Security Instrument.

                    Section . Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Guaranty and (b) all and any of the documents other than the Guaranty or this Security Instrument now or hereafter executed by Grantor and/or others and by or in favor of Beneficiary, which wholly or partially secure or guaranty payment of the Guaranty or the other Obligations (the "Other Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

                    Section . Insurance.

          () Grantor shall obtain and maintain, or cause to be maintained, insurance for Grantor and the Property providing at least the following coverages:

                                        () Property Insurance. Insurance with
respect to the Improvements and building equipment insuring against any peril included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent Beneficiary from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and building equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Grantor and in no event less than the coverage required pursuant to the terms of any Lease. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Grantor shall also maintain insurance against loss or damage to such furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Grantor from time to time, to the extent applicable, in the amount of the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Beneficiary's approval. The maximum deductible shall be $10,000.00;

                                        () Liability Insurance. Comprehensive
general liability insurance, including personal injury, bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Beneficiary and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional beneficiaries for properties comparable to the Property but in no event for a combined single limit of less than $5,000,000. During any construction of the Property, Grantor's general contractor for such construction shall also provide the insurance required in this Subsection b. Beneficiary hereby retains the right to periodically review the amount of said liability insurance being maintained by Grantor and to require an increase in the amount of said liability insurance should Beneficiary deem an increase to be reasonably prudent under then existing circumstances;

                            () Workers' Compensation Insurance. Statutory
workers' compensation insurance with respect to any work on or about the Property covering all persons subject to the workers' compensation laws of the state in which the Property is located;

                            () Business Interruption. Business interruption
and/or loss of "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than one (1) year from the date of casualty or loss with a six month extended period of indemnity, the term "rental income" to mean the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Grantor from third parties which are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied. The amount of coverage shall be adjusted annually to reflect the rents payable during the succeeding twelve (12) month period.

                            () Boiler and Machinery Insurance. Broad form boiler
and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any breakdown in such amount per accident equal to the replacement value of the improvements housing the machinery or $2,000,000 or such other amount reasonably determined by Beneficiary. If one or more large HVAC units is in operation at the Property, "System Breakdowns" coverage shall be required, as determined by Beneficiary. Minimum liability coverage per accident must equal the value of such unit(s);

                                             () Flood Insurance. If required by
Subsection 5.6(a) hereof, flood insurance in an amount at least equal to the lesser of (A) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured); or (B) the maximum insurance available under the appropriate National Flood Insurance Administration program. The deductible may not exceed $25,000.

                            () During the period of any construction, renovation
or alteration of the Improvements, the cost of which exceeds the lesser of 10% of the principal amount of the Guaranty or $500,000, at Beneficiary's request, a completed value, "All Risk" Builder's Risk form, or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Beneficiary may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Beneficiary, shall be required.

                            () Other Insurance. Such other insurance with
respect to the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Beneficiary against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

                   () All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by one or more domestic primary insurer(s) having (i) an investment grade rating of "A" or better ("AA" or better for Loans of $25 million or more), or a comparable claims paying ability assigned by S & P of equivalent one or more credit rating agencies approved by Beneficiary (a "Rating Agency"), (each such insurer shall be referred to below as a "Qualified Insurer"). All insurers providing insurance required by this Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.3(a)(ii) above shall name Beneficiary as an additional named insured and the Policy referred to in Subsection 3.3(a)(i), (iv), (v) and (vi) above shall provide that all proceeds be payable to Beneficiary as set forth in Section 4.4 hereof. The Policies referred to in Subsections 3.3(a)(i), (v) and (vi) shall also contain:
(i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Beneficiary notwithstanding the negligent or willful acts or omission of Beneficiary. All Policies described in Subsection 3.3(a) above shall contain (i) a provision that such Policies shall not be canceled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Beneficiary in each instance; and (ii) include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any mortgage, loss payees, additional insureds and named insureds (other than Grantor). In the event that the Property or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, the policy shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages. Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Beneficiary not less than thirty
(30) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the "Insurance Premiums"). Originals or certificates of such replacement Policies shall be delivered to Beneficiary promptly after Grantor's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Grantor fails to maintain and deliver to Beneficiary copies of the Policies or certificates of insurance required by this Security Instrument, upon ten (10) days' prior notice to Grantor, Beneficiary may procure such insurance at Grantor's sole cost and expense.

                    () Grantor shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Grantor on or with respect to any part of the Property pursuant to this Section 3.3.

                   () If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Grantor shall give prompt notice of such damage to Beneficiary and provided that Grantor shall have received the Net Proceeds, Grantor shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Beneficiary (the "Restoration") and otherwise in accordance with Section 4.4 of this Security Instrument.

                   () The insurance coverage required under Section 3.3(a) may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimit in such blanket policy applicable to the Property, and shall in any case comply in all other respects with the requirements of this Section 3.3.

                    () The insurance coverage required under Subsection 3.3(a)(ii) may be satisfied by a layering of Commercial General Liability, Umbrella and Excess Liability Policies, but in no event will the Commercial General Liability policy be written for an amount less than $1,000,000 per occurrences and $2,000,000 aggregate for bodily injury and property damage liability.

                   () The delivery to Beneficiary of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance as relating to the Property by Grantor to Beneficiary as further security for the indebtedness secured hereby. In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Grantor in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Beneficiary or other transferee in the event of such other transfer of title. Approval of any insurance by Beneficiary shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

                    () Beneficiary shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Beneficiary has caused the insurance to be placed with the insurer after failure of Grantor to furnish such insurance. Grantor shall not obtain insurance for the Property in addition to that required by Beneficiary without the prior written consent of Beneficiary, which consent will not be unreasonably withheld provided that (i) Beneficiary is named insured on such insurance, (ii) Beneficiary receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

                    Section . Payment of Taxes, Etc. () Subject to the terms and conditions of Section 3.5 hereof, Grantor shall pay by their due date all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Grantor will deliver to Beneficiary, promptly upon Beneficiary's request, evidence satisfactory to Beneficiary that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Grantor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Beneficiary in accordance with the terms of this Security Instrument, Grantor shall furnish to Beneficiary paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

                   () After prior written notice to Beneficiary, Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Guaranty, this Security Instrument or any of the Other Security Documents, (ii) Grantor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Grantor and from the Property or Grantor shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (vi) Grantor shall have set aside adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Grantor has paid all of the Taxes under protest, and (vii) Grantor shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Beneficiary to insure the payment of any contested Taxes, together with all interest and penalties thereon, taking into consideration the amount in the Escrow Fund available for payment of Taxes.

                    Section . Escrow Fund. At the option of Beneficiary, Beneficiary may require Grantor to establish an Escrow Fund (defined below) sufficient to discharge its obligations for the payment of Insurance Premiums and Taxes pursuant to Sections 3.3 and 3.4 hereof. Initial deposits of Taxes and Insurance Premiums shall be made by Grantor to Beneficiary in amounts determined by Beneficiary in its discretion on the date hereof to be held by Beneficiary in escrow. Additionally, Grantor shall pay to Beneficiary on the tenth (10th) day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Beneficiary to be payable, upon the due dates established by the appropriate taxing authority during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the initial deposits together with the amounts in (a) and (b) above shall be called the "Escrow Fund"). Grantor agrees to notify Beneficiary immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Beneficiary or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate Tax authority. Monthly payments to the Escrow Fund as required hereunder and the monthly payments of interest or principal or both, payable pursuant to the Guaranty, shall be added together and shall be paid as an aggregate sum by Grantor to Beneficiary. Provided there are sufficient amounts in the Escrow Fund and no Event of Default exists, Beneficiary shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Grantor by applying the Escrow Fund to the payments of such Taxes and Insurance Premiums required to be made by Grantor pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Beneficiary shall, in its discretion, return any excess to Grantor or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Beneficiary may deal with the person shown on the records of Beneficiary to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in
(a) and (b) above, Grantor shall promptly pay to Beneficiary, upon demand, an amount which Beneficiary shall reasonably estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Beneficiary.

                    Section . Condemnation. Grantor shall promptly give Beneficiary notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Beneficiary copies of any and all papers served in connection with such proceedings. Beneficiary may participate in any such proceedings to the extent permitted by law. Upon an Event of Default, Grantor shall deliver to Beneficiary all instruments requested by it to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Beneficiary, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Grantor shall not make any agreement in lieu of condemnation of the Property or any portion thereof without the prior written consent of Beneficiary in each instance, which consent shall not be unreasonably withheld or delayed in the case of a taking of an insubstantial portion of the Property. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Grantor shall continue to pay the Debt at the time and in the manner provided for its payment in the Guaranty and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Beneficiary, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Beneficiary shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Guaranty. If the Property or any portion thereof is taken by the power of eminent domain, Grantor shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of in accordance with Section 4.4 of this Security Instrument. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Beneficiary of the award or payment, Beneficiary shall have the right, whether or not a deficiency judgment on the Guaranty shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

                    Section . Leases and Rents. () Except as otherwise consented to by Beneficiary, all Leases shall be written on a standard form of lease which shall have been approved by Beneficiary. Upon request, Grantor shall furnish Beneficiary with executed copies of all Leases. No material changes may be made to the Beneficiary-approved standard lease without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed. All proposed leases shall be subject to the prior approval of Beneficiary except that all proposed leases which (i) are on the same form of lease which has been approved by Beneficiary, (ii) are the result of an arms-length transaction,
(iii) which provide for rental rates comparable to existing market rates, (iv) where space to be leased does not exceed more than ten percent (10%) of total rentable space of the Property, (v) where the proposed tenant is an independent third party not affiliated with the Grantor, and (vi) do not contain any terms which would materially affect Beneficiary's rights under this Security Instrument, the Guaranty or the Other Security Documents, shall not be subject to the prior approval of Beneficiary. Notwithstanding subsections (ii), (iii) and (v) above, Grantor may lease units to employees of Grantor, but the aggregate number of units leased to such employees shall not exceed 1.5% of the total number of units at the Property. Grantor (i) shall observe and perform all the obligations imposed upon the lessor under the Leases if the failure to perform or observe the same would materially and adversely affect the value of the Property taken as a whole and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Beneficiary of all notices of default which Grantor shall send or receive thereunder; (iii) shall enforce in a commercially reasonable manner all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed; provided, however, with respect to multifamily residential property, a residential Lease may be terminated in the event of a default by the tenant thereunder; (iv) shall not collect any of the Rents more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (vi) shall not (A) materially alter, modify or change the terms of the Leases without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld or delayed if the alteration, modification or change does not materially and adversely affect the value of the Property taken as a whole and provided further that such Lease, as altered, modified or changed, is otherwise in compliance with the requirements of this Security Instrument, or
(B) cancel or terminate any Lease (except for defaults thereunder) of more than ten (10%) percent of the rentable space of the Property or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (vii) shall not alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to the Leases (the "Lease Guaranty") or cancel or terminate such Lease Guaranty without the prior written consent of Beneficiary; and (viii) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Beneficiary. Notwithstanding the foregoing, subdivisions (ii), (vi), (vii) and (viii) shall not apply to residential Leases for space in a multifamily residential property.

                   Section . Maintenance of Property. Grantor shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or altered if the costs of same would exceed $500,000 (except for normal replacement of the Personal Property) without the consent of Beneficiary. Subject to Section 4.4(c) hereof, Grantor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Grantor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Grantor will not cause or permit the nonconforming use or Improvement to be discontinued or abandoned without the express written consent of Beneficiary.

                    Section . Waste. Grantor shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Grantor will not, without the prior written consent of Beneficiary, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

                    Section . Compliance With Laws. () Grantor shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act ("ADA") (collectively, "Applicable Law").

                    () Grantor shall from time to time, upon Beneficiary's request, provide Beneficiary with evidence reasonably satisfactory to Beneficiary that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

                    () Notwithstanding any provisions set forth herein or in any document regarding Beneficiary's approval of alterations of the Property, Grantor shall not alter the Property in any manner which would materially increase Grantor's responsibilities for compliance with Applicable Laws without the prior written approval of Beneficiary. Beneficiary's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Beneficiary for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Grantor or by any of its tenants. Beneficiary may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Beneficiary.

                    () Grantor shall give prompt notice to Beneficiary of the receipt by Grantor of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

                    () After prior written notice to Beneficiary, Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Guaranty, this Security Instrument or any of the Other Security Documents; (ii) Grantor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property;
(iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor is subject and shall not constitute a default thereunder; (iv) neither the Property nor any part thereof or interest therein nor any of the tenants or occupants thereof shall be affected in any material adverse way as a result of such proceeding; and (v) Grantor shall have furnished to Beneficiary all other items reasonably requested by Beneficiary.

                    Section . Books and Records. () Grantor and any Guarantors and Indemnitors shall keep adequate books and records of account in accordance with the methods utilized by them as of the date hereof, consistently applied and furnish to Beneficiary:

                    () quarterly certified rent rolls signed and dated by Grantor, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Beneficiary, within forty-five (45) days after the end of each fiscal quarter;

                    () a quarterly operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, together with a balance sheet for such quarter, to be prepared and certified by Grantor in the form required by Beneficiary, and if available (i.e., Grantor shall have no obligation to deliver unless same is available to Grantor), any quarterly operating statement and/or balance sheet prepared by an independent certified public accountant within thirty (30) days after the close of each fiscal quarter.

                    () an annual balance sheet and profit and loss statement of Grantor, any Guarantors and any Indemnitors, in the form required by Beneficiary, prepared and certified by the respective Grantor, Guarantor and/or Indemnitor, as applicable, within ninety (90) days after the close of each fiscal year;

                    () an annual certified rent roll presented on a quarterly basis consistent with the quarterly certified rent rolls described above within ninety (90) days after the close of each fiscal year;

                    () an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property and all proposed capital replacements and improvements at least thirty (30) days prior to the start of each calendar year; and

                    () such other financial statements, including monthly operating statements and rent rolls, as Beneficiary may reasonably request.

                    () Upon reasonable request from Beneficiary, Grantor and its affiliates shall furnish to Beneficiary:

                    () a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Beneficiary, in reasonable detail and certified by Grantor under penalty of perjury to be true and complete, but no more frequently than quarterly; and

                    () an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Beneficiary to obtain information regarding such accounts directly from such financial institutions.

                    () Grantor and its affiliates and any Guarantor and Indemnitor shall furnish Beneficiary with such other additional financial or management information as may, from time to time, be reasonably required by Beneficiary in form and substance satisfactory to Beneficiary.

                    Section . Payment For Labor and Materials. Grantor will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined in Section 5.1).

                    Section . Performance of Other Agreements. Grantor shall observe and perform each and every term to be observed or performed by Grantor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property.

                    Section . Change of Name, Identity or Structure. Grantor will not change Grantor's name, identity (including its trade name or names) or, if not an individual, Grantor's corporate, partnership or other structure without notifying the Beneficiary of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Grantor's structure, without first obtaining the prior written consent of the Beneficiary.

                    Section . Existence. Grantor will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names.


                           Article - SPECIAL COVENANTS

         Grantor covenants and agrees with Beneficiary that:

                    Section . Property Use. The Property shall be used only for multifamily apartments, except for limited retail and other commercial use, provided same does not exceed, in the aggregate, more than six percent (6%) of the gross leaseable area of the Property, and for no other use without the prior written consent of Beneficiary, which consent may be withheld in Beneficiary's discretion.

                    Section . ERISA. () It shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Beneficiary of any of its rights under the Guaranty, this Security Instrument and the Other Security Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                    () Grantor further covenants and agrees to deliver to Beneficiary such certifications or other evidence from time to time throughout the term of this Security Instrument, as requested by Beneficiary in its sole discretion, that (i) Grantor is not an "employee benefit plan" as defined in
Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Grantor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

         (A) Equity interests in Grantor are publicly offered securities, within the meaning of 29 C.F.R. ss. 2510.3-101(b)(2);

         (B) Less than 25 percent of each outstanding class of equity interests in Grantor are held by "benefit plan investors" within the meaning of 29 C.F.R. ss. 2510.3-101(f)(2); or

         (C) Grantor qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss. 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

                    Section . Single Purpose Entity. () It has not and shall not:

                            () engage in any business or activity other than the
ownership, operation and maintenance of the Property, and activities incidental thereto;

                            () acquire or own any material assets other than (A)
the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

                            () merge into or consolidate with any person or
entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Beneficiary's consent;

                            () fail to preserve its existence as an entity duly
organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Beneficiary, amend, modify, terminate or fail to comply with the provisions of Grantor's Partnership Agreement, Articles or Certificate of Incorporation, Operating Agreement or similar organizational documents, as the case may be, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of Grantor to perform its obligations hereunder, under the Guaranty or under the Other Security Documents;

                            () own any subsidiary or make any investment in, any
person or entity without the consent of Beneficiary;

                            () commingle its assets with the assets of any of
its general partners, members, shareholders, affiliates, principals or of any other person or entity;

                            () incur any debt, secured or unsecured, direct or
contingent (including guaranteeing any obligation), other than the Debt and trade payables incurred in the ordinary course of business, provided same are paid when due, and that certain Promissory Note made by Grantor in favor of Borrower, dated as of the date of hereof, in the original principal amount of $12,300,000;

                            () fail to maintain its records, books of account
and bank accounts separate and apart from those of the general partners, members, shareholders, principals and affiliates of Grantor, the affiliates of a general partner or member, or shareholder of Grantor, and any other person or entity;

                            () enter into any contract or agreement with any
general partner, member, shareholder, principal or affiliate of Grantor, Guarantor or Indemnitor, or any general partner, member, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, shareholder, principal or affiliate of Grantor, Guarantor or Indemnitor, or any general partner, member, principal or affiliate thereof;

                            () seek the dissolution or winding up in whole, or
in part, of Grantor;

                            () maintain its assets in such a manner that it will
be costly or difficult to segregate, ascertain or identify its individual assets from those of any general partner, member, shareholder, principal or affiliate of Grantor, or any general partner, member, shareholder, principal or affiliate thereof or any other person;

                            () hold itself out to be responsible for the debts
of another person;

                            () make any loans or advances to any third party,
including any general partner, member, shareholder, principal or affiliate of Grantor, or any general partner, principal or affiliate thereof;

                            () fail to file its own tax returns;

                            () agree to, enter into or consummate any
transaction which would render Grantor unable to furnish the certification or other evidence referred to in Section 4.2(b) hereof;

                            () fail either to hold itself out to the public as a
legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that Grantor is responsible for the debts of any third party (including any general partner, principal or affiliate of Grantor, or any general partner, principal or affiliate thereof);

                            () fail to maintain adequate capital for the normal
obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; or

                            () file or consent to the filing of any petition,
either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

                   () If Grantor is a limited liability company or a limited liability company, each general partner or at least one member (the "SPE Member") of Grantor, as applicable, is a corporation or limited liability company whose sole asset is its interest in Grantor and each general partner or the SPE Member of Grantor, as applicable, will at all times comply, and will cause Grantor to comply, with each of the covenants, terms and provisions contained in Section 4.3(a) as if such representation, warranty or covenant was made directly by such general partner or SPE Member. Only the SPE Member may be designated as a manager under the law where the Grantor is organized.

                   () Grantor shall at all times cause there to be at least one duly appointed member of the board of directors (an "Independent Director") of each general partner of Grantor (or of the SPE Member of Grantor) reasonably satisfactory to Beneficiary who shall not have been at the time of such individual's initial appointment, and may not have been at any time during the preceding five years, and shall not be at any time while serving as a director of the general partner (or SPE Member) either (i) a shareholder of, or an officer, director (other than an Independent Director), partner or employee of, Grantor or any of its shareholders, partners, members, subsidiaries or affiliates, (ii) a customer of, or supplier to, Grantor or any of its shareholders, partners, members, subsidiaries or affiliates, (iii) a person or other entity controlling or under common control with any such shareholder, officer, director, partner, member, employee, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier or customer. As used herein, the term "control": means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                    () Grantor shall not cause or permit the board of directors of the general partner of Grantor (or of the SPE Member of Grantor) to take any action which, under the terms of any certificate of incorporation, bylaws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of the general partner of Grantor (or the SPE Member of Grantor) unless at the time of such action there shall be at least one member of the board of directors who is an Independent Director.

                    Section . Restoration After Casualty/Condemnation. In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:

                    () If (i) the Net Proceeds (defined below) do not exceed $500,000 ("Casualty Amount"); (ii) the costs of completing the Restoration as reasonably estimated by Grantor shall be less than or equal to the Casualty Amount; (iii) no Event of Default shall have occurred and be continuing under the Guaranty, this Security Instrument or any of the Other Security Documents;
(iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 12.1); and (v) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements, then the Net Proceeds will be disbursed directly to Grantor and Grantor shall commence and diligently prosecute to completion, subject to Force Majeure (defined herein), the Restoration of the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking. Except upon the occurrence and continuance of an Event of Default, Grantor shall settle any insurance claims with respect to the Net Proceeds which in the aggregate are less than or equal to the Casualty Amount. Beneficiary shall have the right to participate in and reasonably approve any settlement for insurance claims with respect to the Net Proceeds which in the aggregate are equal to or greater than the Casualty Amount. If an Event of Default shall have occurred and be continuing, Grantor hereby irrevocably empowers Beneficiary, in the name of Grantor as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment. If the Net Proceeds are received by Grantor, such Net Proceeds shall, until the completion of the related work, be held in trust for Beneficiary and shall be segregated from other funds of Grantor to be used to pay for the cost of the Restoration in accordance with the terms hereof.

                    () If the Net Proceeds are greater than the Casualty Amount, such Net Proceeds shall, subject to the provisions of the Leases that are superior to the lien of this Security Instrument or with respect to which subordination, non-disturbance agreements binding upon Beneficiary have entered into concerning the deposits of Net Proceeds, be forthwith paid to Beneficiary to be held by Beneficiary in a segregated account to be made available to Grantor for the Restoration in accordance with the provisions of this Subsection 4.4(b). Subject to Section 4.4(c) hereof, Grantor shall commence and diligently prosecute to completion, subject to Force Majeure (defined below), the Restoration (in the case of a taking, to the extent the Property is capable of being restored). The term "Net Proceeds" for purposes of this Section 4.4 shall mean: (i) the net amount of all insurance proceeds received by Beneficiary under the Policies carried pursuant to Subsections 3.3(a)(i), (iv), (v), (vi) and
(vii) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, or (ii) the net amount of all awards and payments received by Beneficiary with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be. The term "Force Majeure" for the purpose of this Section 4.4 shall have the following meaning: Grantor shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Grantor's control such as, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any materials or services, and acts of God.

                    () If the Net Proceeds are greater than the Casualty Amount, the Net Proceeds shall be made available to Grantor for payment of, or reimbursement of Grantor's expenses in connection with, the Restoration, subject to the following conditions:

                                   (A) no Event of Default shall have occurred
                  and be continuing under the Guaranty, this Security Instrument or any of the Other Security Documents;

                                   (B) Beneficiary shall, within a reasonable
                  period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the Restoration;

                                   (C) the Net Proceeds, together with any cash
                  or cash equivalent deposited by Grantor with Beneficiary, are sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

                                   (D) (1) in the event that the Net Proceeds
                  are insurance proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or (2) in the event that the Net Proceeds are condemnation awards, less than fifty percent (50%) of the Land constituting the Property is taken, such Land that is taken is located along the perimeter or periphery of the Property and no portion of the Improvements is located in such Lands;

                                   (E) Beneficiary shall be satisfied that any
                  operating deficits, including all scheduled payments of principal and interest under the Guaranty which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Grantor;

                                   (F) Beneficiary shall be satisfied that, upon
                  the completion of the Restoration and related lease-up, if applicable, the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, debt service on the Guaranty at a coverage ratio (on a "normalized" basis, i.e., after deducting replacement reserve requirements and reserves for tenant improvements and leasing commissions from net operating income, whether or not such sums are escrowed with Beneficiary) of at least 1.30 :
                  1.0 (assuming an interest rate equal to 9.0% per annum), or, if lower, the coverage ratio which existed as of the date immediately preceding such casualty or taking as the case may be;

                                   (G) the Restoration can reasonably be
                  completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date (as defined in the Guaranty), (2) the earliest date required for such completion under the terms of any Lease and (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking, as applicable;

                                   (H) the Property and the use thereof after
                  the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 12.1)); and

                                   (I) such fire or other casualty or taking, as
                  applicable, does not materially impair access to the Property or the Improvements.

                    () If the Net Proceeds exceed the Casualty Amount, the Net Proceeds shall be held by Beneficiary and, until disbursed in accordance with the provisions of this Subsection 4.4(b), shall constitute additional security for the Obligations. The Net Proceeds other than the Net Proceeds paid under the Policy described in Subsection 3.3(a)(iv) shall be disbursed by Beneficiary to, or as directed by, Grantor from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Beneficiary that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Beneficiary by the title company insuring the lien of this Security Instrument.

                    () If the Net Proceeds exceed the Casualty Amount, Beneficiary shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. If the Net Proceeds exceed the Casualty Amount, the identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Beneficiary and an independent consulting engineer selected by Beneficiary (the "Casualty Consultant"), such acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Beneficiary in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Grantor.

         In no event shall Beneficiary be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" as used in this Subsection 4.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Beneficiary that 50% of the required Restoration has been completed. There shall be no Casualty Retainage with respect to costs actually incurred by Grantor for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.4(b), be less than the amount actually held back by Grantor from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Beneficiary that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Beneficiary receives evidence satisfactory to Beneficiary that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Beneficiary will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Beneficiary that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Beneficiary or by the title company insuring the lien of this Security Instrument. If required by Beneficiary, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                            () Beneficiary shall not be obligated to make
disbursements of the Net Proceeds more frequently than once every calendar month.

                            () If at any time the Net Proceeds or the
undisbursed balance thereof shall not, in the opinion of Beneficiary, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Grantor shall deposit the deficiency (the "Net Proceeds Deficiency") with Beneficiary before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Beneficiary shall be held by Beneficiary and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.4(b) shall constitute additional security for the Obligations.

                            () The excess, if any, of the Net Proceeds and the
remaining balance, if any, of the Net Proceeds Deficiency deposited with Beneficiary after the Casualty Consultant certifies to Beneficiary that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b), and the receipt by Beneficiary of evidence satisfactory to Beneficiary that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Beneficiary to Grantor, provided no Event of Default shall have occurred and shall be continuing under the Guaranty, this Security Instrument or any of the Other Security Documents.

                    () All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Grantor as excess Net Proceeds pursuant to Subsection 4.4(b)(vi) shall be retained and applied by Beneficiary toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Beneficiary in its discretion shall deem proper or, at the discretion of Beneficiary, the same shall be paid, either in whole or in part, to Grantor. If Beneficiary shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount received and retained by Beneficiary, and notwithstanding anything to the contrary contained herein, Grantor shall have no further obligation thereafter to commence or complete the Restoration.


                    Article - REPRESENTATIONS AND WARRANTIES

Grantor represents and warrants to Beneficiary that:

                    Section . Warranty of Title. Grantor has good and marketable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and Grantor possesses an unencumbered fee simple absolute estate in the Land and the Improvements and owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions"). The Permitted Exceptions do not materially interfere with the use and operations of the Property. Grantor shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Beneficiary against the claims of all persons whomsoever.

                    Section . Authority. Grantor (and the undersigned representative of Grantor, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Grantor's part to be performed.

                   Section . Legal Status and Authority. Grantor (a) is duly organized, validly existing and in good standing under the laws of its state of organization; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Grantor now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Grantor under the Guaranty, this Security Instrument and the Other Security Documents.

                   Section . Validity of Documents. (a) The execution, delivery and performance of the Guaranty, this Security Instrument and the Other Security Documents and the borrowing evidenced by the Guaranty (i) are within the power and authority of Grantor; (ii) have been authorized by all requisite organizational action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) to the best of Grantor's knowledge, will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law (including, without limitation, any usury laws), any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or operating agreement, or other governing instrument of Grantor, or any indenture, agreement or other instrument to which Grantor is a party or by which it or any of its assets or the Property is or may be bound or affected;
(v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) to the best of Grantor's knowledge, will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and
(b) the Guaranty, this Security Instrument and the Other Security Documents constitute the legal, valid and binding obligations of Grantor.

                   Section . Litigation. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Grantor's knowledge, threatened or contemplated against Grantor, any person guaranteeing the payment of the Debt or any portion thereof or performance by Grantor of any terms of this Security Instrument (a "Guarantor"), if any, an Indemnitor (defined in Subsection 10.1(c)), if any, or against or affecting the Property that (a) has not been disclosed to Beneficiary, and has a material, adverse effect on the Property or Grantor's, any Guarantor's or any Indemnitor's ability to perform its obligations under the Guaranty, this Security Instrument or the Other Security Documents, or (b) is not adequately covered by insurance, each as determined by Beneficiary in its sole and absolute discretion.

                   Section . Status of Property. () No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if any portion of the Improvements is now or at any time in the future located within any such area, Grantor has obtained and will maintain the insurance prescribed in Section 3.3 hereof.

                    () Grantor has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and, to the best of Grantor's knowledge, not subject to revocation, suspension, forfeiture or modification.

                   () To the best of Grantor's knowledge, and except as expressly set forth in that certain Property Condition Survey of the Property, dated April 1, 1999, prepared by Environmental Management Group, and that certain Phase I Environmental Site Assessment of the Property, dated March 31, 1999, prepared by Environmental Management Group, the Property and the present and contemplated use and occupancy thereof are in full compliance with all Applicable Laws, including, without limitation, zoning ordinances, building codes, land use and Environmental Laws, laws relating to the disabled (including but not limited to, the ADA) and other similar laws.

                    () The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

                    () To the best of Grantor's knowledge, all public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

                    () The Property is served by public water and sewer systems.

                    () The Property is free from damage caused by fire or other casualty.

                    () All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

                    () Grantor has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

                    () To the best of Grantor's knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

                    () All security deposits relating to the Leases reflected on the certified rent roll delivered to Beneficiary have been collected by Grantor except as Guarantyd on the certified rent roll.

                    () Grantor has received no notice of an actual or threatened condemnation or eminent domain proceeding by any public or quasi-public authority.

                    () All the Improvements lie within the boundaries of the Property.

                    Section . No Foreign Person. Grantor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

                    Section . Separate Tax Lot. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

                    Section . ERISA Compliance. () As of the date hereof and throughout the term of this Security Instrument, (i) Grantor is not and will not be an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Grantor do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

                    () As of the date hereof and throughout the term of this Security Instrument, (i) Grantor is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (ii) transactions by or with Grantor are not and will not be subject to state statutes applicable to Grantor regulating investments of and fiduciary obligations with respect to governmental plans.

                    Section . Leases. Except as disclosed in the certified rent roll for the Property delivered to and approved by Beneficiary, or as otherwise set forth on Exhibit B hereof, (a) Grantor is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Beneficiary;
(d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (except to Beneficiary); (e) none of the Rents have been collected for more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis;
(g) to the best of Grantor's knowledge, there exist no offsets or defenses to the payment of any portion of the Rents; (h) Grantor has received no notice from any tenant challenging the validity or enforceability of any Lease; (i) all payments due under the Leases are current and are consistent with the certified rent roll for the Property delivered to and approved by Beneficiary; (j) to the best of Grantor's knowledge, no tenant under any Lease is in default thereunder, or is a debtor in any bankruptcy, reorganization, insolvency or similar proceeding, or has demonstrated a history of payment problems which suggest financial difficulty; (k) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease; (l) the Leases are valid and enforceable against Grantor and, to the best of Grantor's knowledge, the tenants set forth therein; (m) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (n) to the best of Grantor's knowledge, no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (o) each Lease (other than a residential Lease) is subordinate to this Security Instrument, either pursuant to its terms or a recorded subordination agreement; and (p) to the best of Grantor's knowledge, no brokerage commissions or finders fees are due and payable regarding any Lease.

                    Section . Financial Condition. () Grantor is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Grantor has been initiated, (b) it has received reasonably equivalent value for the granting of this Security Instrument, and
(c) the granting of this Security Instrument does not constitute a fraudulent conveyance.

                    Section . Business Purposes. The Guaranty is delivered solely for the business purpose of Grantor, and is not for personal, family, household, or agricultural purposes, and the proceeds of the Loan guaranteed by the Guaranty will be used for commercial purposes pursuant to Section 12-103 of the Commercial Law Article of the Annotated Code of Maryland.

                    Section . Taxes. Grantor, any Guarantor and any Indemnitor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Grantor, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

                    Section . Mailing Address. Grantor's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with Article 16, is true and correct.

                   Section . No Change in Facts or Circumstances. All information in the application for the loan submitted to Beneficiary (the "Loan Application") and in all financing statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all material respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information materially inaccurate, incomplete or otherwise misleading.

                    Section . Disclosure. To the best of Grantor's knowledge, Grantor has disclosed to Beneficiary all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

                    Section . Third Party Representations. To the best of Grantor's knowledge, each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any Other Security Document(s) is true and correct in all material respects.

                    Section . Illegal Activity. To the best of Grantor's knowledge, no portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to the best of Grantor's knowledge, there are no illegal activities or activities relating to controlled substance at the Property.

                    Section . FUNB Line of Credit. No more than five (5) Business Days after the expiration or earlier termination of, or concurrently with the giving of notice by PREIT Associates, L.P. to the public that an event of default has occurred under, that certain Revolving Credit Loan Agreement between PREIT Associates, L.P. and Corestates Bank, N.A., as agent (predecessor-in-interest to First Union National Bank, as agent), and First Trust Savings Bank, Fleet Bank, N.A. and PNC Bank, as lenders, dated September 30, 1997, Grantor shall notify Beneficiary in writing of same.

                     Article - DEBTOR/CREDITOR RELATIONSHIP

                    Section . Relationship of Grantor and Beneficiary. The relationship between Grantor and Beneficiary is solely that of guarantor and creditor, and Beneficiary has no fiduciary or other special relationship with Grantor, and no term or condition of any of the Guaranty, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Grantor and Beneficiary to be other than that of guarantor and creditor.

                    Section . Servicing of the Loan. At the option of Beneficiary, the loan secured hereby may be serviced by a servicer/trustee (the "Servicer") selected by Beneficiary and Beneficiary may delegate all or any portion of its responsibilities under the Guaranty, this Security Instrument, and the Other Security Documents to the Servicer.


                          Article - FURTHER ASSURANCES

                    Section . Recording of Security Instrument, Etc. Grantor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Trustee and of Beneficiary in, the Property. Grantor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Guaranty, this Security Instrument, the Other Security Documents, any Guaranty or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

                    Section . Further Acts, Etc. Grantor will, at the cost of Grantor, and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Beneficiary shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Trustee (where appropriate) and to Beneficiary, the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Trustee or to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Grantor, on demand, will execute and deliver and hereby authorizes Beneficiary or Trustee to execute in the name of Grantor or without the signature of Grantor to the extent Beneficiary and Trustee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Trustee or Beneficiary in the Property. Grantor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Trustee or Beneficiary pursuant to this Section 7.2.

                   Section .  Intentionally Deleted.

                   Section . Estoppel Certificates. () After request by Beneficiary, Grantor, within twenty (20) days, shall furnish Beneficiary or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Guaranty, (ii) the unpaid principal amount of the Guaranty, (iii) the rate of interest of the Guaranty, (iv) the terms of payment and maturity date of the Guaranty, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Guaranty or the Security Instrument, (vii) that the Guaranty and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification,
(viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and (provided the Property is not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Grantor, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Grantor under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Beneficiary and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

                    () Upon any transfer or proposed transfer contemplated by
Section 18.1 hereof, at Beneficiary's request, Grantor, any Guarantors and any Indemnitors shall provide an estoppel certificate to the Investor (defined in Section 18.1) or any prospective Investor confirming the accuracy of information provided by such person to Beneficiary under or in respect of this Security Instrument.

                    () After written request by Grantor not more than twice annually, Beneficiary shall furnish Grantor a statement setting forth (i) the amount of the original principal amount of the Guaranty, (ii) the unpaid principal amount of the Guaranty, (iii) the rate of interest of the Guaranty,
(iv) the balance of the sums in the Escrow Fund, if any, and (v) to the best of Beneficiary's knowledge, whether Grantor is currently in default.

                    Section . Flood Insurance. After Beneficiary's request, Grantor shall deliver evidence satisfactory to Beneficiary that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if it is, that Grantor has obtained insurance meeting the requirements of Section 3.3(a)(vi).

                   Section . Splitting of Security Instrument. This Security Instrument and the Guaranty shall, at any time until the same shall be fully paid and satisfied, at the sole election of Beneficiary, be split or divided into two or more guarantees and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Grantor, upon written request of Beneficiary, shall execute, acknowledge and deliver to Beneficiary and/or its designee or designees substitute guarantees and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount secured by this Security Instrument, and containing terms, provisions and clauses no less favorable to Grantor than those contained herein and in the Guaranty, and such other documents and instruments as may be required by Beneficiary to effect the splitting of the Guaranty and this Security Instrument.

                   Section . Replacement Documents. Upon receipt of an affidavit of an officer of Beneficiary as to the loss, theft, destruction or mutilation of the Guaranty or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Guaranty or Other Security Document, Grantor will issue, in lieu thereof, a replacement Guaranty or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Guaranty or Other Security Document in the same principal amount thereof and otherwise of like tenor. Grantor shall not be responsible to Beneficiary for Beneficiary's fees and expenses incurred in connection with the transactions contemplated in this Section 7.7.

                    Section . Amended Financing Statements. Grantor will execute and deliver to the Beneficiary, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by the Beneficiary to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of the Beneficiary, Grantor shall execute a certificate in form satisfactory to the Beneficiary listing the trade names under which Grantor intends to operate the Property, and representing and warranting that Grantor does business under no other trade name with respect to the Property.


                        Article - DUE ON SALE/ENCUMBRANCE

                   Section . Beneficiary Reliance. Grantor acknowledges that Beneficiary has examined and relied on the experience of Grantor and its general partners, principals and (if Grantor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the loan secured hereby, and will continue to rely on Grantor's ownership of the Property as a means of maintaining the value of the Property as security for Grantor's performance under the Guaranty and the performance of the Other Obligations. Grantor acknowledges that Beneficiary has a valid interest in maintaining the value of the Property so as to ensure that, should Grantor default under the Guaranty or the performance of the Other Obligations, Beneficiary can enforce the Guaranty by a sale of the Property.

                   Section . No Sale/Encumbrance. Grantor agrees that Grantor shall not, without the prior written consent of Beneficiary, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred. Notwithstanding the foregoing, the Property may be transferred with the prior written consent of Beneficiary which consent shall not be unreasonably withheld in the case of a proposed transferee whose entity status, creditworthiness and management ability meet standards consistently applied by Beneficiary for approval of Grantors for similar properties under mortgage loans secured by similar properties, provided that (i) only one such transfer shall be permitted during the term of the Guaranty, (ii) prior to the effective date of the transfer, the transferee shall execute and deliver to Beneficiary a written assumption agreement in form and substance acceptable to Beneficiary in its sole discretion, (iii) a transfer fee equal to one quarter of one percent (.25%) of the outstanding principal balance of the Debt shall be paid by Grantor to Beneficiary upon notice being given to Grantor of approval of the proposed transfer (unless the proposed transferee is an affiliate of Grantor, in which event no transfer fee shall be due and payable), (iv) no transfer shall be permitted hereunder if an Event of Default, or an event which with the giving of notice or lapse of time or both could become an Event of Default, has occurred and is continuing, and (v) such transferee shall be a single purpose bankruptcy remote entity and Grantor shall cause to be delivered to Beneficiary a non-consolidation opinion or an update of the same, in form and substance reasonably acceptable to Beneficiary, upon Beneficiary's request to do so. Grantor agrees that Grantor shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt and trade payables incurred in the ordinary course of business in connection with the operation of the Property, provided same are paid when due.

                   Section . Sale/Encumbrance Defined. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8 shall be deemed to include, but not be limited to
(a) an installment sales agreement wherein Grantor agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Grantor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor's right, title and interest in and to any Leases or any Rents; (c) if Grantor or any general partner or managing member (or if no managing member, any member) of Grantor is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 49% of such corporation's stock shall be vested in a party or parties who are not now owners of more than 49% of such corporation's stock; (d) if Grantor or any general partner or managing member (or if no managing member, any member) of Grantor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or the transfer or pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest or the transfer or pledge of any partnership interest of any limited partner or any profits or proceeds relating to any such partnership interest, which, whether singly or in the aggregate, result in more than 49% of the beneficial interests in Grantor, or the profits or proceeds relating thereto, having been transferred or pledged; and (e) if Grantor or any general partner or member of Grantor is a limited liability company, the change, removal or resignation of a managing member or the transfer of the membership interest of a managing member or any profits or proceeds relating to such membership interest or the transfer or pledge of any membership interest of any other member or any profits or proceeds relating to any such membership interest, which, whether singly or in the aggregate, result in more than 49% of the beneficial interests in Grantor, or the profits or proceeds relating thereto, having been transferred or pledged. Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer within the meaning of this
Article 8: (a) transfer by devise or descent or by operation of law upon the death of a member, general partner or stockholder of Grantor, any Guarantor or Indemnitor or any member or general partner thereof, (b) a sale, transfer or hypothecation of a membership, partnership or shareholder interest in Grantor, whichever the case may be, by a current member, general partner or shareholder, as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such member, general partner or shareholder, or to a trust for the benefit of an immediate family member of such member, general partner or shareholder, and (c) a change in the form of organizational structure or name of Grantor, provided that there is no transfer or change in the ownership interests in Grantor, and provided further that Grantor shall remain in full compliance with Section 4.3 of this Security Instrument, provided that, as to each of clauses (a), (b) and (c) of this sentence, with respect to any such sale, transfer or hypothecation, Grantor shall deliver a non-consolidation opinion or an update of the same, in form and substance reasonably satisfactory to Beneficiary, upon Beneficiary's request to do so.

                   Section . Beneficiary's Rights. Beneficiary reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Guaranty, this Security Instrument and the Other Security Documents as so modified by the proposed transferee, payment of a transfer fee and all of Beneficiary's expenses incurred in connection with such transfer, or such other conditions as Beneficiary shall determine in its sole discretion to be in the interest of Beneficiary. Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Grantor's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Beneficiary's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.


                    Section . Right To Substitute Property. The terms and conditions of this Article 8 shall be subject to Grantor's rights pursuant to that certain letter dated the date hereof from Beneficiary to Grantor regarding Grantor's rights to substitute security for the Debt. Inquiries regarding the aforementioned letter shall be made to Grantor at the address set forth in
Article 16 below.

                         Article - INTENTIONALLY DELETED

                                Article - DEFAULT

                    Section . Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                    () if any amount due under the Guaranty is not paid on the date same is due and/or if the Grantor fails to perform, observe or comply with any of the provisions of the Guaranty to be performed, observed or complied with;

                    () if Grantor violates or does not comply with any of the provisions of Sections 3.7, 4.3 or 8.1 or if any general partner or the SPE Member of Grantor violates or does not comply with any of the provisions of
Section 4.3;

                   () if any representation or warranty of Grantor, Indemnitor (as defined in that certain Environmental Indemnity Agreement dated as of the date hereof (the "Environmental Indemnity") or any Guarantor, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein or in the Environmental Indemnity or in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Beneficiary shall have been false or misleading in any material respect when made;

                    () if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

                   () except for the specific defaults set forth in this Section 10.1, any other default hereunder or any of the Other Security Documents by Grantor, which default is not cured (i) in the case of any default which can be cured by the payment of a sum of money, within five (5) days after written notice from Beneficiary to Grantor, or (ii) in the case of any other default, within thirty (30) days after written notice from Beneficiary to Grantor; provided that if such default cannot reasonably be cured within such thirty (30) day period and Grantor shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Grantor in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days, unless, only in the case of cures that require construction or remedial work, such cure cannot with diligence be completed within such one hundred twenty (120) day period, in which case such period shall be extended for an additional one hundred twenty (120) days;

                    () if Grantor or any Guarantor or Indemnitor shall make an assignment for the benefit of creditors or if Grantor shall generally not be paying its debts as they become due; or

                    () if the Policies are not kept in full force and effect, or Grantor has not delivered evidence of the renewal of the Policies ten (10) days prior to their expiration as provided in Section 3.3(b); or

                    () if (i) Grantor or any Guarantor or Indemnitor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Grantor or any Guarantor or Indemnitor shall make a general assignment for the benefit of its creditors'; or (ii) there shall be commenced against Grantor or any Guarantor or Indemnitor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against the Grantor or any Guarantor or Indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) the Grantor or any Guarantor or Indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Grantor or any Guarantor or Indemnitor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

                          Article - RIGHTS AND REMEDIES

                   Section . Remedies. () Upon the occurrence of any Event of Default, Grantor agrees that Beneficiary, and when requested to do so by Beneficiary, Trustee, may take such action, without notice or demand, as it deems advisable to protect and enforce the rights of Beneficiary and Trustee against Grantor and in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

                            () declare all amounts due under the Guaranty to be
immediately due and payable;

                            () institute proceedings, judicial or otherwise, for
the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

                            () in connection with any such sale or sales of all
or any part of the Property as mentioned in subpart (ii) above, Grantor hereby
(A) assents to the passage of a decree or decrees for the sale or sales of all or any part of the Property, and/or (B) authorizes and empowers the Trustee to sell all or any part of the Property. Any sale of all or any part of the Property, whether by way of assent to decree or power of sale, shall be carried out in accordance with the applicable laws of the State of Maryland and rules of court relating to foreclosures of deeds of trust which do not materially change or impair the remedy. The assent to decree and power of sale herein granted shall not be deemed to be exhausted in the event that a foreclosure proceeding is dismissed, canceled or delayed before the Debt is paid in full. In the event of default by any purchaser at any such sale, the Trustee shall have the power to resell all or any part of the Property. In connection with any such sale, the Trustee may procure such title and other reports, surveys, audits, inspections, environmental studies, Tax histories and appraisals as necessary or desirable, and may make such repairs and improvements to the Property as the Trustee deems advisable, the cost of all of which shall constitute and be a part of the Debt. In case of any such sale under this Security Instrument, the Property may be sold as an entirety or in parcels, by one sale or by several sales, as may be deemed by the Trustee to be appropriate and without regard to any right of Grantor or any other person to the marshalling of assets. Immediately upon the first insertion of the advertisement of the sale of all or any part of the Property, there shall become due and owing by Grantor all costs and expenses incident to such sale and a commission on the total amount of the Debt then due equal to one-half of the percentage allowed as commission to trustees making sales under orders or decrees of the equity court having jurisdiction, and no person shall be required to receive only the aggregate amount of the Debt to the date of payment unless the same is accompanied by a tender of such Debt and commission. Any sale hereunder may be made at public auction, at such time or times, at such place or places, and upon such terms and conditions and after such previous public notice as the Trustee shall deem appropriate and advantageous and as required by applicable laws. Upon the terms of such sale being complied with, the Trustee shall convey to, and at the cost of, the purchaser or purchasers the interest of Grantor in the Property so sold, free and discharged of and from all estate, title or interest of Grantor, at law or in equity, such purchaser or purchasers being hereby discharged from all liability to see to the application of the purchase money;

                            () sell for cash or upon credit the Property or any
part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                            () subject to the provisions of Article 15,
institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Guaranty or in the Other Security Documents;

                            () subject to the provisions of Article 15, recover
judgment on the Guaranty either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

                            () apply for the appointment of a receiver, trustee,
liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Grantor, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;

                            () subject to any applicable law, the license
granted to Grantor under Section 1.2 shall automatically be revoked and Beneficiary may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Grantor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Grantor agrees to surrender possession of the Property and of such books, records and accounts to Beneficiary upon demand, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Grantor with respect to the Property, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (E) require Grantor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Grantor; (F) require Grantor to vacate and surrender possession of the Property to Beneficiary or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise; and (G) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Beneficiary shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Beneficiary, its counsel, agents and employees;

                            () exercise any and all rights and remedies granted
to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (A) the right to take possession of the Collateral or any part thereof, and to take such other measures as Trustee or Beneficiary may deem necessary for the care, protection and preservation of the Collateral, and (B) request Grantor at its expense to assemble the Collateral and make it available to Trustee or Beneficiary at a convenient place acceptable to Beneficiary. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral sent to Grantor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Grantor;

                            () apply any sums then deposited in the Escrow Fund
and any other sums held in escrow or otherwise by Beneficiary in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole and absolute discretion:

                            (A) Taxes and Other Charges;

                            (B) Insurance Premiums;

                            (C) Interest on the Debt;

                            (D) amortization of the unpaid balance of the Debt;
and all other sums payable pursuant to the Guaranty, this Security Instrument and the Other Security Documents, including, without limitation, advances made by Beneficiary pursuant to the terms of this Security Instrument;

                            () surrender the Policies maintained pursuant to
Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Beneficiary in its discretion shall deem proper, and in connection therewith, Grantor hereby appoints Beneficiary as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Grantor to collect such Insurance Premiums;

                            () apply the undisbursed balance of any Net Proceeds
or any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Beneficiary shall deem to be appropriate in its discretion;

                            () prohibit Grantor and anyone claiming on behalf of
or through Grantor from making use of or withdrawing any sums from any lockbox or similar account, if any;

                            () pursue such other remedies as Beneficiary may
have under applicable law.

                   () In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 11.1 to the contrary, if any Event of Default as described in Subsection 10.1 (h)(i) or (ii) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Beneficiary.

                            () Beneficiary may adjourn from time to time any
sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                   () Upon any sale made under or by virtue of this Section 11.1, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Security Instrument.

                            Section . Application of Proceeds. The purchase
money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Beneficiary pursuant to the Guaranty, this Security Instrument or the Other Security Documents, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its discretion shall deem proper.

                   Section . Right to Cure Defaults. Upon the occurrence of any Event of Default, Beneficiary may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, cure the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Beneficiary upon demand. All such costs and expenses incurred by Beneficiary in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate (as defined in the Guaranty), for the period after notice from Beneficiary that such cost or expense was incurred to the date of payment to Beneficiary. All such costs and expenses incurred by Beneficiary together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Beneficiary therefor.

                            Section . Actions and Proceedings. After the
occurrence and during the continuance of an Event of Default, Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Beneficiary, in its discretion, decides should be brought to protect its interest in the Property.

                            Section . Recovery of Sums Required To Be Paid.
Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

                   Section . Examination of Books and Records. Beneficiary, its agents, accountants and attorneys shall have the right upon prior written notice to examine the records, books, management and other papers of Grantor and its affiliates or of any Guarantor or Indemnitor which reflect upon their financial condition, at the Property or at any office regularly maintained by Grantor, its affiliates or any Guarantor or Indemnitor where the books and records are located. Beneficiary and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Beneficiary, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Grantor and its affiliates or of any Guarantor or Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Grantor, its affiliates or any Guarantor or Indemnitor where the books and records are located.

                   Section . Other Rights, Etc. () The failure of Beneficiary to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Grantor shall not be relieved of Grantor's obligations hereunder by reason of (i) the failure of Beneficiary to comply with any request of Grantor, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Guaranty or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Beneficiary extending the time of payment or otherwise modifying or supplementing the terms of the Guaranty, this Security Instrument or the Other Security Documents.

                            () It is agreed that the risk of loss or damage to
the Property is on Grantor, and Beneficiary shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Beneficiary shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Beneficiary's possession.

                            () Beneficiary may resort for the payment of the
Debt to any other security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect. Beneficiary may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclose this Security Instrument. The rights of Beneficiary under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

                   Section . Right to Release Any Portion of the Property. Beneficiary, may release any portion of the Property for such consideration as Beneficiary may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Beneficiary for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Beneficiary may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

                            Section . Violation of Laws. If the Property is not
in compliance with Applicable Laws, Beneficiary may impose additional requirements upon Grantor in connection herewith including, without limitation, monetary reserves or financial equivalents.

                   Section . Recourse and Choice of Remedies. Notwithstanding any other provision of this Security Instrument, including but not limited to
Article 15 hereof, Beneficiary and other Indemnified Parties (defined in Section
13.1 below) are entitled to enforce the obligations of Grantor, Guarantor and Indemnitor contained in Sections 13.2, 13.3 and 13.4 without first resorting to or exhausting any security or collateral and without first having recourse to the Guaranty or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Trustee or Beneficiary commences a foreclosure action against the Property, Beneficiary is entitled to pursue a deficiency judgment with respect to such obligations against Grantor, Guarantor and Indemnitor. The provisions of Sections 13.2, 13.3 and 13.4 are exceptions to any non-recourse or exculpation provisions in the Guaranty, this Security Instrument or the Other Security Documents, and Grantor, Guarantor and Indemnitor are fully and personally liable for the obligations pursuant to Sections 13.2, 13.3 and 13.4. The liability of Grantor, Guarantor and Indemnitor are not limited to the amounts due under the Guaranty. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Trustee or Beneficiary from foreclosing pursuant to this Security Instrument or exercising any other rights and remedies pursuant to the Guaranty, this Security Instrument and the Other Security Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Grantor, whether or not action is brought against any other person or entity or whether or not any other person or entity is joined in the action or actions. In addition, Beneficiary shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in Article 12 or Section 13.4.

                            Section . Right of Entry. Beneficiary and its agents
shall have the right upon prior written notice to enter and inspect the Property at all reasonable times upon not less than five (5) Business Days' notice (except in the case of emergencies when no notice shall be required) to Grantor.

                         Article - ENVIRONMENTAL HAZARDS

                   Section . Environmental Representations and Warranties. Grantor represents and warrants, based upon that certain Phase I Environmental Site Assessment of the Property dated March 31, 1999, prepared by Environmental Management Group, and information that Grantor knows, that: (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto, if any, and (ii) fully disclosed to Beneficiary in writing pursuant to the written reports resulting from the environmental assessments of the Property delivered to Beneficiary (the "Environmental Report"); (b) there are no past or present Releases (defined below) of Hazardous Substances in violation of any Environmental Law or which would require Remediation (defined below) by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (d) Grantor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, but not limited to a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing; and (e) Grantor has truthfully and fully provided to Beneficiary, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Grantor and that is contained in Grantor's files and records, including, but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property. "Environmental Law" means any present, and for the purposes of Sections 12.2. 12.3 and 13.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Law" also includes, but is not limited to, any present, and for the purposes of Sections 12.2, 12.3 and
13.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property. "Hazardous Substances" include but are not limited to any and all substances (whether solid, liquid or gas) (i) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present, or for the purposes of Sections 12.2. 12.3 and 13.4 only, future, Environmental Laws or (ii) that may have a negative impact on human health or the environment, including, but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives. "Release" of any Hazardous Substance includes, but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping or disposing of Hazardous Substances. "Remediation" includes, but is not limited to any response, remedial removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

                   Section . Environmental Covenants. Grantor covenants and agrees that so long as the Grantor owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Grantor or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto;
(b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required; (d) Grantor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Grantor or any other person or entity (the "Environmental Liens"); (e) Grantor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.3 below, including, but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Grantor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Beneficiary after Beneficiary has reason to believe this Section 12.2 has been violated (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Beneficiary the reports and other results thereof, and Beneficiary and other Indemnified Parties (defined in Section 13.1) shall be entitled to rely on such reports and other results thereof; (g) Grantor shall, at its sole cost and expense, comply with all reasonable written requests of Beneficiary to (i) reasonably effectuate Remediation of any condition (including, but not limited to a Release of a Hazardous Substance) in, on, under or from the Property, (ii) comply with any Environmental Law, (iii) comply with any directive from any governmental authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Grantor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Grantor shall immediately notify Beneficiary in writing promptly after it has become aware of
(A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property which is required to be reported to a governmental authority under any Environmental Law, (B) any actual Environmental Lien affecting the Property, (C) any required Remediation of environmental conditions relating to the Property, and (D) any written or oral notice or other communication of which Grantor becomes aware from any source whatsoever (including, but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or threatened administrative or judicial proceedings in connection with anything referred to in this Article 12.

                   Section . Beneficiary's Rights. Beneficiary, its environmental consultant, and any other person or entity designated by Beneficiary, including, but not limited to any receiver and any representative of a governmental entity, shall have the right, but not the obligation, at intervals of not less than one year, or more frequently if the Beneficiary reasonably believes that a Hazardous Substance or other environmental condition violates or threatens to violate any Environmental Law, after notice to Grantor, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to conducting any environmental assessment or audit of the Property or portions thereof to confirm Grantor's compliance with the provisions of this
Article 12, and Grantor shall cooperate in all reasonable ways with Beneficiary in connection with any such audit. Such audit shall be performed in a manner so as to minimize interference with the conduct of business at the Property. If such audit discloses that a violation of or a liability under any Environmental Law exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, Grantor shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this Section, be paid by Beneficiary.

                            Article - INDEMNIFICATION

                   Section . General Indemnification. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to attorneys' fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding Losses arising out of Beneficiary's gross negligence or willful misconduct): (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, and the Guaranty, this Security Instrument, or any Other Security Documents; (c) any and all lawful action that may be taken by Beneficiary or Trustee in connection with the enforcement of the provisions of this Security Instrument or the Guaranty or any of the Other Security Documents, whether or not suit is filed in connection with same, or in connection with Grantor, any Guarantor or Indemnitor and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(f) any failure on the part of Grantor to perform or be in compliance with any of the terms of this Security Instrument or the Other Security Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Applicable Laws; (j) the enforcement by any Indemnified Party of the provisions of this Article 13; (k) any and all claims and demands whatsoever which may be asserted against Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Guaranty and secured by this Security Instrument; or
(m) any misrepresentation made by Grantor in this Security Instrument, the Other Security Documents, or any documents or information provided pursuant to Section
18.1 hereof. Any amounts payable to Beneficiary by reason of the application of this Section 13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Beneficiary until paid. For purposes of this Article 13, the term "Indemnified Parties" means Beneficiary and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan (including, but not limited to Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Beneficiary's assets and business).

                   Section . Mortgage and/or Intangible Tax. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Guaranty or any of the Other Security Documents or in connection with a transfer of all or a portion of the Property pursuant to a foreclosure, deed in lieu of foreclosure or otherwise.

                   Section . ERISA Indemnification. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Beneficiary's sole discretion) that Beneficiary may incur, directly or indirectly, as a result of a default under Sections 4.2 or 5.9.

                   Section . Environmental Indemnification. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and arising out of or in any way relating to any one or more of the following, unless caused by the gross negligence or willful misconduct of any Indemnified
Party: (a) any presence of any Hazardous Substances in, on, above or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Grantor, any person or entity affiliated with Grantor or tenant or other users of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property;
(d) any activity by Grantor, any person or entity affiliated with Grantor or tenant or other users of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to any removal, remedial or corrective action; (e) any past, present or threatened violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to any failure by Grantor, any person or entity affiliated with Grantor or tenant or other users of the Property to comply with any order of any governmental authority in connection with Environmental Laws; (f) the imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in Article 12 and this Section 13.4; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Grantor or other users of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances owned or possessed by such Grantor or other users, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Substance;
(j) any acts of Grantor or other users of the Property, in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Grantor or such other users, from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property damage caused by Hazardous Substances arising under any statutory or common law or tort law theory, including, but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (l) any intentional misrepresentation in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to
Article 12.

                   Section . Duty to Defend; Attorneys' Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Grantor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Grantor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

                                Article - WAIVERS

                    Section . Waiver of Counterclaim. Grantor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Beneficiary arising out of or in any way connected with this Security Instrument, the Guaranty, any of the Other Security Documents, or the Obligations.

                    Section . Marshalling and Other Matters. Grantor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Grantor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

                   Section . Waiver of Notice. To the extent permitted by Applicable Law, Grantor shall not be entitled to any notices of any nature whatsoever from Beneficiary except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Trustee or Beneficiary to Grantor and except with respect to matters for which Trustee or Beneficiary is required by Applicable Law to give notice, and Grantor hereby expressly waives the right to receive any notice from Trustee or Beneficiary with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Trustee or Beneficiary to Grantor.

                    Section . Waiver of Statute of Limitations. Grantor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

                    Section . Sole Discretion of Beneficiary. Wherever pursuant to this Security Instrument (a) Beneficiary exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Beneficiary, or (c) any other decision or determination is to be made by Beneficiary, the decision of Beneficiary to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Beneficiary, shall be in the sole and absolute discretion of Beneficiary and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

                    Section . Survival. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising under Article 12 shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Beneficiary's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Beneficiary's rights and remedies pursuant hereto including, but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Guaranty or any of the Other Security Documents, any transfer of all or any portion of the Property (whether by Grantor or by Beneficiary, following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Guaranty or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of Grantor from the obligations pursuant hereto. All obligations and liabilities of Grantor under Article 12 shall cease and terminate on the first (1st) anniversary of the date of payment to Beneficiary in cash of the entire Debt, provided that contemporaneously with or subsequent to such payment, Grantor, at its sole cost and expense, delivers to Beneficiary an environmental audit of the Property in form and substance, and prepared by a qualified environmental consultant, reasonably satisfactory in all respects to Beneficiary and indicating the Property is in full compliance with all applicable Environmental Laws.

          Section . Waiver of Trial By Jury. Grantor HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE Guaranty, THE APPLICATION FOR THE LOAN EVIDENCED BY THE Guaranty, THE Guaranty, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF Beneficiary, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                              Article - EXCULPATION

                   Section . Exculpation. Notwithstanding anything to the contrary contained in this Security Instrument or in any Other Security Document (but subject to the provisions of Sections 15.2, 15.3, 15.4 and 15.5), Beneficiary shall not enforce the liability and obligation of Grantor to perform and observe the obligations contained in the Guaranty or this Security Instrument by any action or proceeding to collect damages or wherein a money judgment or any deficiency judgment or order or any judgment establishing any personal obligation or liability shall be sought against Grantor or any principal director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of Grantor or any person owning, directly or indirectly, any legal or beneficial interest in Grantor, or any successors or assigns of any of the foregoing (collectively, the "Exculpated Parties"). Beneficiary or Trustee may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Beneficiary to enforce and realize upon this Security Instrument, the Other Security Documents, and the interest in the Property, the Rents and any other collateral given to Beneficiary created by this Security Instrument and the Other Security Documents; provided, however, subject to the provisions of Sections 15.2, 15.3,
15.4 and 15.5, that any judgment in any action or proceeding shall be enforceable against Grantor only to the extent of Grantor's interest in the Property, in the Rents and in any other collateral given to Beneficiary in connection with the Guaranty. Beneficiary, by accepting the Guaranty and this Security Instrument, agrees that it shall not, except as otherwise provided below, sue for or demand any deficiency judgment against Grantor or any of the Exculpated Parties in any action or proceeding, under or by reason of or under or in connection with the Guaranty, the Other Security Documents or this Security Instrument.

                   Section . Reservation of Certain Rights. The provisions of
Section 15.1 shall not (a) constitute a waiver, release or impairment of the Obligations; (b) impair the right of Beneficiary to name Grantor as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (c) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with the Guaranty, this Security Instrument, or the Other Security Documents; (d) impair the ability of Beneficiary or Trustee to obtain the appointment of a receiver; or (e) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith.

                   Section . Exceptions to Exculpation. Notwithstanding the provisions of Article 15.1 to the contrary, Grantor and Indemnitor shall be personally liable to Beneficiary on a joint and several basis for the Losses Beneficiary incurs due to: (a) fraud or intentional misrepresentation by Grantor or any other person or entity in connection with the execution and the delivery of the Guaranty, this Security Instrument or the Other Security Documents; (b) Grantor's misapplication or misappropriation of Rents received by Grantor after the occurrence and during the continuance of an Event of Default; (c) Grantor's misapplication or misappropriation of tenant security deposits or Rents collected in advance; (d) the misapplication or misappropriation of insurance proceeds or condemnation awards after the occurrence and during the continuance of an Event of Default; (e) any fees or commissions paid by Grantor after the occurrence and during the continuance of an Event of Default to any principal, affiliate or general partner of Grantor, Indemnitor or Guarantor in violation of the terms of the Guaranty, this Security Instrument or the Other Security Documents; (f) gross negligence or criminal acts perpetrated by it resulting in forfeiture, seizure or loss of any portion of the security; (g) any failure by Grantor or Indemnitor to comply with the terms and provisions of Section 13.4 hereof or of the Environmental Indemnity; (h) any failure by Grantor or any general partner or the SPE Member of Grantor to comply with the terms and provisions of Section 4.3 hereof; or (i) any sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer of the Property or any part thereof, within the meaning of Article 8 hereof, without the prior written consent of Beneficiary.

                   Section . Recourse. Notwithstanding the foregoing, the agreement of Beneficiary not to pursue recourse liability as set forth in
Section 15.1 above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event (i) Grantor fails to comply with the terms and conditions of Section 4.3, 8.1, 8.2 or 8.3, (ii) the Property or any part thereof shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding, or (B) an involuntary bankruptcy or insolvency proceeding commenced by any Person (other than Beneficiary) and Grantor fails to use its best efforts to obtain a dismissal of such proceedings, or (iii) Grantor or any Guarantor or Indemnitor fails to comply with the terms and provisions of Section 3.11 hereof within thirty (30) days after written notice from Beneficiary to Grantor (which notice shall be a second notice given after the expiration of any notice given pursuant to Section 10.1(e)); provided, however, so long as PREIT Associates, L.P., a Delaware limited partnership, maintains that certain line of credit with First Union National Bank, as agent, pursuant to that certain Revolving Credit Loan Agreement with Corestates Bank, N.A.(predecessor-in-interest to First Union National Bank), as agent, and First Trust Savings Bank, Fleet Bank, N.A. and PNC Bank, as lenders, dated September 30, 1997 (or another credit arrangement containing market standard financial covenants for net worth, leverage and liquidity), the occurrence of any of the events referred to in subsections
(i)-(iii) above shall not create recourse liability against Grantor or any Guarantor or Indemnitor.

                    Section . Bankruptcy Claims. Nothing herein shall be deemed to be a waiver of any right which Beneficiary may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by this Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Beneficiary in accordance with the Guaranty, this Security Instrument and the Other Security Documents.

                                Article - NOTICES

                   Section . Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (b) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Grantor:              PR MARYLANDER LLC
                            c/o PREIT-RUBIN
                            Attn: Jeffrey A. Linn
                            The Bellevue, Suite 300
                            200 South Broad Street
                            Philadelphia, PA 19102
                            Fax: (215) 546-0240

If to Beneficiary:          GMAC Commercial Mortgage Corporation
                            650 Dresher Road
                            Horsham, Pennsylvania 19044-8015
                            Attention: Executive Vice President,
                                       Commercial Loan Servicing
                            Facsimile No. (215) 328-3478

With a copy to:             Commercial Capital Initiatives, Inc.
                            Wall Street Plaza
                            88 Pine Street
                            New York, New York 10005
                            Attention: Manager - Loan Administration
                            Facsimile No. (212) 269-5286

                            and

                            Sills Cummis Radin Tischman Epstein & Gross, P.A. One Riverfront Plaza
                            Newark, New Jersey 07102-5400
                            Attention: Robert Hempstead, Esq.
                            Facsimile No. (973) 643-6500

If to Trustee:              Joseph M. Zablotski
                            Commonwealth Land Title Insurance Company
                            31 Light Street, Suite 500
                            Baltimore, Maryland 21202
                            Facsimile No. (410)

or addressed as such party may from time to time designate by written notice to the other parties.

                   Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

                   For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in the State of New York.

                            Article - APPLICABLE LAW

                    Section . Choice of Law. THIS SECURITY INSTRUMENT SHALL BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE LAND IS LOCATED AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                   Section . Usury Laws. This Security Instrument and the Guaranty are subject to the express condition that at no time shall Grantor be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Guaranty to either civil or criminal liability as a result of being in excess of the maximum interest rate which Grantor is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Guaranty, Grantor is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Guaranty shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Guaranty. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Guaranty until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                    Section . Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.


                    Section . Inapplicable Provision. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

                           Article - SECONDARY MARKET

                   Section . Dissemination of Information. If Beneficiary determines at any time to sell, transfer or assign the Guaranty, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities (such sale and/or issuance, the "Securitization") evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Beneficiary may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Beneficiary now has or may hereafter acquire relating to the Debt and to Grantor, any Guarantor, any Indemnitors and the Property (including, without limitation, all financial statements), which shall have been furnished by Grantor, any Guarantor or any Indemnitors, as Beneficiary determines necessary or desirable. Grantor, any Guarantor and any Indemnitor agree to cooperate with Beneficiary in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with Subsection 7.4(c) hereof and such other documents as may be reasonably requested by Beneficiary and, upon Beneficiary's reasonable request, meeting with any Rating Agency for due diligence purposes. Grantor shall also furnish and Grantor, any Guarantor and any Indemnitor consent to Beneficiary furnishing to such Investors or such prospective Investors or any Rating Agency any and all information concerning the Property, the Leases, the financial condition of Grantor, any Guarantor and any Indemnitor as may be requested by Beneficiary, any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer or Participation, provided, however, PREIT Associates, L.P. and Pennsylvania Real Estate Investment Trust shall only be required under this Section 18.1 to disclose information that is deemed to be "public" information. Grantor shall not be responsible for Beneficiary's fees and expenses incurred in connection with the transactions contemplated by this Section 18.1. Beneficiary shall reimburse Grantor for the reasonable actual out-of-pocket third party costs incurred by Grantor in excess of $1,500.00 in connection with the transactions contemplated by this Section 18.1. Grantor shall deliver on the date hereof, at Grantor's sole cost and expense, a nonconsolidation opinion, and within ten (10) Business Days after demand of Beneficiary, an update of same (which update Grantor will not be required to provide more than once), each in form and substance and delivered by counsel acceptable to Beneficiary and the Rating Agency rating or proposed to rate the Securities, as may be required by Beneficiary and/or such Rating Agency. Grantor's failure to deliver the opinions required hereby shall constitute an Event of Default hereunder.

                                 Article - COSTS

                   Section . Performance at Grantor's Expense. Grantor acknowledges and confirms that Beneficiary shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loans, (b) the release or substitution of collateral therefor (provided, however, no commitment fee shall be imposed in connection with the substitution of collateral), (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Grantor further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Beneficiary or any governmental or quasi-governmental authority. Grantor hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Beneficiary from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Grantor pay any costs and expenses, such costs and expenses shall include, but not be limited to, all legal fees and disbursements of Beneficiary (whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise) and all costs and expenses of Beneficiary, if any.

                   Section . Attorney's Fees for Enforcement. (a) Grantor shall pay all legal fees incurred by Beneficiary in connection with (i) the preparation of the Guaranty, this Security Instrument and the Other Security Documents; and (ii) the items set forth in Section 19.1 above, and (b) Grantor shall pay to Beneficiary on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Beneficiary in protecting its interest in the Property or the Collateral or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or the Collateral, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Beneficiary until such expenses are paid by Grantor.


                              Article - DEFINITIONS

                   Section . General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Beneficiary" shall mean "Beneficiary and any subsequent holder of the Guaranty," the word "Guaranty" shall mean "the Guaranty and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, the word "Trustee" shall mean "Trustee and its successors and assigns", and the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Property, the Leases and the Rents and enforcing its rights under this Security Instrument.

                    Section . Headings, Etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                    Article - MISCELLANEOUS PROVISIONS

                    Section . No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor, or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                    Section . Liability. If Grantor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Grantor and Beneficiary and their respective successors and assigns forever.

                    Section . Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument.

                    Section . Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.


                   Section . Subrogation. If any or all of the proceeds of the Guaranty have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Beneficiary shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Grantor's obligations hereunder, under the Guaranty and the Other Security Documents and the performance and discharge of the Other Obligations.

                    Section . Entire Agreement. The Guaranty, this Security Instrument and the Other Security Documents constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary with respect thereto. Grantor hereby acknowledges that, except as incorporated in writing in the Guaranty, this Security Instrument and the Other Security Documents, there are not, and were not, and no persons are or were authorized by Beneficiary to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Guaranty, this Security Instrument and the Other Security Documents.

                          Article - TRUSTEE PROVISIONS

                   Section . The Trustee. () It shall be no part of the duty of Trustee to see to any recording, filing or registration of this Security Instrument or any other instrument in addition or supplemental hereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any Tax or assessment or other governmental charge which may be levied or assessed on the Property, or any part thereof, or against Grantor, or to see to the performance or observance by Grantor of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Security Instrument or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Beneficiary. Trustee shall have the right to advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for his own gross negligence or willful misconduct and Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder and believed by Trustee in good faith to be genuine.

                   () Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of Trustee, or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Beneficiary, which substituted trustee may be Beneficiary or an affiliate of Beneficiary, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Obligations secured hereby have been performed and paid in full, or until the Property is fully and finally sold hereunder. Such appointment and designation by Beneficiary shall be full evidence of the right and authority to make the same and of all facts therein recited. If Beneficiary is a corporation or association and such appointment is executed in its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute Trustee, and he shall thereupon succeed to and shall hold, possess and execute all of the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Beneficiary or of the successor or substitute Trustee, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Property of the trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said trustee hereunder to said successor or substitute Trustee. All references herein to "Trustee" shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.

                   () Trustee shall not be liable for any error of judgement or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including Trustee's negligence), except for Trustee's gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor hereby ratifies and confirms any and all acts which the herein-named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof. Grantor will reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties. The foregoing indemnity shall not terminate upon discharge of the obligations secured hereby or foreclosure, or release or other termination, of this Security Instrument.

                   () Except as otherwise provided in the Loan Documents, Grantor shall indemnify, defend and hold Trustee and Beneficiary, individually and collectively, harmless against any and all losses, claims, demands, liabilities, costs and/or expenses (including reasonable attorneys' fees) which either may incur, in the execution of the trusts created hereunder, or in the performance of any act or obligation required or permitted hereunder or by law or otherwise arising out of or in connection with the Loan Documents, except to the extent any of the foregoing results solely from the active gross negligence or willful misconduct of such indemnified party. All of Trustee's expenses, including reasonable attorneys' fees, shall be borne by Grantor.


              [The remainder of this page intentionally left blank]

                   IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Grantor as of the date first above written.

                                   Grantor:

                                   PR MARYLANDER LLC,
                                   a Delaware limited liability company

                                   By:    PR Marylander Manager LLC

                                   By:    /s/ Jeffrey A. Linn
                                          ----------------------------
                                   Name:  Jeffrey A. Linn
                                          ----------------------------
                                   Title: Authorized Signatory

                                    EXHIBIT A

                              (Description of Land)

                  ALL of that certain lot, piece or parcel of land, with the buildings and improvements thereon, situate, lying and being

                                    EXHIBIT B

                             (Local Law Provisions)